UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

In a press release dated April 23, 2010 (the “Press Release”), CTC Media, Inc. (the “Company”) announced the results of the matters submitted for a vote of its stockholders at the Company’s 2010 Annual Stockholders Meeting held on April 22, 2010.

A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.                                          Other Events.

In the press release issued on February 26, 2010, the Company announced that its Board of Directors intends to pay an aggregate of $40 million in cash dividends in 2010. The first installment of $0.065 per outstanding share of common stock, or $10 million in total, was paid on March 31, 2010. The Board of Directors also announced its intention to pay the three remaining $10 million installments in June, September and December of 2010.

In the Press Release, the Company announced that its Board of Directors has accordingly declared a further dividend of $0.065 per outstanding share of common stock, or approximately $10 million in total.  The record date for this second installment is June 1, 2010 and the payment date is June 30, 2010.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)     Exhibits

99.1	Press release dated April 23, 2010, announcing results of 2010 annual stockholders meeting and declaration of further dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: April 23, 2010	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 23, 2010, announcing results of 2010 annual stockholders meeting and declaration of further dividend